UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2017

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CIVEO CORPORATION

(Exact name of registrant as specified in its charter)

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British Columbia, Canada (State or other jurisdiction of incorporation)	1-36246 (Commission File Number)	98-1253716 (I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

(Address of principal executive offices)

(713) 510-2400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2017, Civeo Corporation (the “Company”) entered into a Third Amendment (the “Third Amendment”) to its Syndicated Facility Agreement, dated as of May 28, 2014 (as amended by the First Amendment, dated May 13, 2015 (the “First Amendment”), the Second Amendment, dated February 18, 2016, and the Third Amendment, and as the same may be further amended from time to time, the “Syndicated Facility Agreement”), among the Company and certain subsidiaries of the Company, as borrowers, the guarantors party thereto, the lenders named therein, Royal Bank of Canada, as Administrative Agent, and the other agents party thereto. Pursuant to the Third Amendment, the Syndicated Facility Agreement has been amended to, among other things:

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reduce the aggregate revolving loan commitments for (i) the U.S. revolving credit facility from a maximum principal amount of US$50,000,000 to a maximum principal amount of US$40,000,000; (ii) the Australian revolving credit facility from a maximum principal amount of US$100,000,000 to a maximum principal amount of US$85,000,000, (iii) the original Canadian revolving credit facility under the Syndicated Facility Agreement (known as the “Canadian Tranche A Revolving Credit Facility”) from a maximum principal amount of US$100,000,000 to a maximum principal amount of US$90,000,000, and (iv) the Canadian revolving facility, which was incurred in connection with the First Amendment (known as the “Canadian Tranche B Revolving Credit Facility”), from a maximum principal amount of US$100,000,000 to a maximum principal amount of US$60,000,000;

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add one additional level to the total leverage-based grid, such that interest rates for the loans range from LIBOR +2.25% to LIBOR +5.50% and the undrawn commitment fees range from 0.51% to 1.24% based on total leverage;

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make certain changes to the maximum leverage ratio financial covenant, including an increase in the permitted level of the total leverage ratio to a range of 5.25x to 5.85x (as specified in the Third Amendment) for each fiscal quarter beginning with the fiscal quarter ending September 30, 2017, when the maximum leverage ratio increases to 5.85x, before a decrease to 5.50x for the fourth fiscal quarter of 2018, with a further decrease to 5.25x for the first fiscal quarter of 2019 and each fiscal quarter thereafter;

●	provide an adjustment under the definition of EBITDA for certain identifiable cost synergies for the pro-forma calculations related to acquisitions;

●	extend the limitations on certain restricted payments under the Syndicated Facility Agreement to January 2018;

●	permit investments by the Company and its subsidiaries into any non-wholly owned subsidiary, subject to certain customary conditions; and

●	make other technical changes and amendments to the Syndicated Facility Agreement.

The description of the Third Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Third Amendment to Syndicated Facility Agreement, dated as of February 17, 2017, by and among Civeo Corporation, Civeo U.S. Holdings LLC, Civeo Management LLC, Civeo Canada Inc., Civeo Premium Camp Services Ltd., and Civeo PTY Limited, as Borrowers, the Guarantors and Lenders named therein, Royal Bank of Canada, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent and an Issuing Bank and RBC Europe Limited, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CIVEO CORPORATION

By:	/s/ FRANK C. STEININGER
Name:	Frank C. Steininger
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Dated: February 21, 2017

Exhibit Index

Exhibit No.	Description
10.1

Third Amendment to Syndicated Facility Agreement, dated as of February 17, 2017, by and among Civeo Corporation, Civeo U.S. Holdings LLC, Civeo Management LLC, Civeo Canada Inc., Civeo Premium Camp Services Ltd., and Civeo PTY Limited, as Borrowers, the Guarantors and Lenders named therein, Royal Bank of Canada, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent and an Issuing Bank and RBC Europe Limited, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank.